Exhibit 99.1

Right People. Right Products. Right Market.
David T. Taber, President & CEO
Mitchell A. Derenzo, Executive Vice President & CFO
Douglas E. Tow, Executive Vice President & CCO

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Forward-Looking Statements
FIG Partners
2nd Annual West Coast Conference
February 10, 2011

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

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Company Profile
Headquarters
Rancho Cordova, CA
a Suburb of Sacramento
Founded                                           Total Assets
1983                                           $579 million
Shareholders’ Equity                                                      3-Month Average Volume
$90 million                                           12,428 shares per day
Insider Ownership                                            Institutional Ownership
7%                                            41%

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Diverse and Large Market
$38 Billion in Deposit Potential*
*FDIC market share data for Amador, Placer, Sacramento and Sonoma Counties as of June 30, 2010

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Strategic Direction
Organic Growth in Markets We Currently Serve:
● Low-cost core deposits
● Focus on credit quality
Business Banking Niches that Differentiate Us:
● Small business – sales between $1 – $30 million
● High Net Worth individuals (business owners)
● Business Niches: Building Trades, Wholesalers, Manufacturers, Professionals, Faith Based, Fiduciaries and Property Managers.
Relationship Banking:
● Focus not only on the business itself, but its owners, their families and their employees
● Provide 360 degree banking needs for each relationship

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Experience Matters…Leadership Counts
Name	Position	Industry Experience
David Taber	President Chief Executive Officer	27 years
Mitchell Derenzo	Executive Vice President Chief Financial Officer	22 years
Doug Tow	Executive Vice President Chief Credit Officer	34 years
Kevin Bender	Executive Vice President Chief Operating Officer	24 years
Our Executive Team has been Together for 16 Years

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Proactive Credit Management
● Veteran credit management team with an aggressive workout and collection philosophy
● Keys to “Best Practices” portfolio management: Accurate & timely risk ratings, loan watch meetings, regular stress testing and regular third party loan reviews
● Recourse and cash flow lending with primary, secondary and tertiary sources of payments
● Focused on loan types and markets within core competency (industry niches, geography and loan size). Historically proven to be a successful strategy

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Core Earnings
Net Income vs. Income Before Credit Costs

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Core Earnings
Strong & Stable Interest Margin Through Rate Cycles

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Success is in the Deposit Mix
Core Deposits
Overall Cost of Deposits (4Q’10):
0.57%
Core deposits consist of noninterest bearing, interest checking, money market and savings.
As of December 31, 2010

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Success is in the Deposit Mix
Total Deposit Mix
Average Account Balances:
Non-interest checking:                                                      $19,000
Interest checking:                                           $19,000
Money market:                                           $128,000
As of December 31, 2010

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Diversified Loan Composition
As of December 31, 2010

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Asset Quality
	December 31, 2010	September 30, 2010
Non-performing loans that are current to term*	$3,004,000	$4,504,000
Non-performing loans that are past due	19,567,000	20,398,000
Other real estate owned (net)	2,696,000	3,067,000
	$25,267,000	$27,969,000
* loans that are current (less than 30 days past due) pursuant to original or modified terms

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Asset Quality
Non-Performing Assets 12/31/10
Loan Losses
Last Eight Quarters
As of December 31, 2010

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Capital Ratios
Strong Capital Position
● Completed successful capital raise in December 2009 with net proceeds  of $23.9 million
● $90 million in Shareholder’s Equity
As of December 31, 2010

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The Right Mix of Service and Sales
Sales
● Feet-on-the-Street Prospecting
● Financial Reviews
● Services per Household
● Bank Local
● Result-driven Marketing

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The Right Mix of Service and Sales
Service
Customer Experience Predictive Index (CxPi)	American River Bank	Industry Average
Useful: How effective are we at meeting your needs?	Excellent (92%)	Good (77%)
Ease of Use: How easy is it to work with us?	Excellent (95%)	Good (77%)
Enjoyable: How enjoyable are your interactions with us?	Excellent (96%)	Poor (59%)
Necessary
Degree of
Loyalty Index	American River Bank	Correlation
Willingness to Repurchase: How likely are you to use us for future banking
needs?	Very High (90%)	Very High (70%+)
Likelihood to Recommend: How likely is it that you would recommend us to
a friend or colleague?	Very High (90%)	Very High (70%+)

Reluctance to Switch: How likely are you to switch from us to another bank?	Very High (71%)	High (51% -70%)
Client Satisfaction Survey based on Forrester Research Methodology
Client Satisfaction Survey by American River Bank, 2/1/10 to 7/31/10.
Forrester Research 2008 CxPi Report Average by Industry (Banks)

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The AMRB Difference
Strong Core Deposit Base: Low cost funding drives profitability
Organic Growth Opportunities: The four combined counties in which we operate had a total of $38 billion deposits as of June 30, 2010
Strategic Growth Opportunities: Strong capital and liquidity for acquisitions
Business Banking Niches that Differentiate: Small business – sales between $1 – $30M
Relationship Banking: Focus not only on the business itself, but its owners, their families and their employees
Proven Track Record of Efficiency and Bottom Line Focus: AMRB has posted positive earnings per share since 1984 and efficiency ratios well below our peers

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